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                                                                    Exhibit 8.1

                            [PERKINS COIE LETTERHEAD]


                                 _________, 2000


ShopNow.com Inc.
411 First Avenue South, Suite 200 North
Seattle, Washington 98101

     RE:  TAX OPINION REGARDING MERGER OF UBARTER.COM INC.
          INTO SHAMU ACQUISITION, INC.

Ladies and Gentlemen:

     We have acted as counsel to ShopNow.com Inc., a Washington corporation ("ShopNow.com"), in connection with the proposed merger (the "Merger") of Ubarter.com Inc., a Nevada corporation ("Ubarter.com"), with and into Shamu Acquisition, Inc., a Washington corporation and a wholly owned subsidiary of ShopNow.com ("Merger Sub"), upon the terms and conditions set forth in the Agreement and Plan of Merger, dated as of January 20, 2000, by and among Ubarter.com, ShopNow.com, and Merger Sub (the "Agreement"). At your request, in connection with the filing of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), we are rendering our opinion concerning certain federal income tax consequences of the Merger. Any capitalized term used and not defined herein has the meaning given to it in the Agreement.

     For purposes of the opinion set forth below, we have relied, with the consent of ShopNow.com and the consent of Ubarter.com, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of ShopNow.com and Ubarter.com dated the date hereof, and have assumed that such statements and representations will be complete and accurate at the Effective Time and that all statements and representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification. We have also relied upon the accuracy of the Registration Statement and the proxy statement/prospectus included therein (the "Proxy Statement").


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March 10, 2000
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     We have also assumed that (i) the transactions contemplated by the
Agreement will be consummated in accordance therewith and as described in the Registration Statement and the Proxy Statement (and no terms or conditions therein material to this opinion will be waived), (ii) the Merger will be reported by ShopNow.com, Merger Sub and Ubarter.com on their respective federal income tax returns in a manner consistent with the opinion set forth below, and
(iii) the Merger will qualify as a statutory merger under the applicable laws of the State of Washington and the State of Nevada.

     Based upon and subject to the foregoing, under currently applicable United States federal income tax law, it is our opinion that, for United States federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

     We express no opinion as to the United States federal income tax consequences of the Merger to stockholders subject to special treatment under United States federal income tax law (including, for example, foreign persons, tax-exempt entities, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, holders who dissent from the Merger and receive the fair value of their shares of Ubarter.com common stock in cash, holders who do not hold their shares of Ubarter.com common stock as capital assets, holders who acquired their shares of Ubarter.com common stock through the exercise of an employee stock option or right or otherwise as compensation, persons who are subject to the alternative minimum tax provisions of the Internal Revenue Code, and holders who hold Ubarter.com common stock as part of hedge, straddle, conversion or constructive sale transaction). Moreover, this opinion does not address the tax consequences of the Merger on holders of any debt instruments of Ubarter.com. In addition, no opinion is expressed with respect to tax consequences of the Merger under applicable foreign, state or local laws or under any federal tax laws other than those pertaining to the income tax.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references to us under the caption "Material United States federal income tax consequences of the merger" and elsewhere in the Proxy Statement. In giving such consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended.


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March 10, 2000
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     We are furnishing this opinion to you solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon, circulated, quoted or otherwise referred to for any other purpose.


                                       Very truly yours,

                                       Perkins Coie LLP